UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2007

SOLAR POWER, INC.

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	000-50142 (Commission File Number)	20-1470649 (I.R.S. Employer Identification No.)

4080 Cavitt Stallman Road, Suite 100

Granite Bay, Californian 95746

(Address and telephone number of principal executive offices) (Zip Code)

(916) 789-0833

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1-Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On February 14, 2007, Solar Power, Inc., a Nevada corporation (“SPI-Nevada”) entered into an Agreement of Merger (the “Agreement”) with Solar Power, Inc., a California corporation and SPI-Nevada’s wholly owned subsidiary (“SPI-California” or “Surviving Corporation”), whereby SPI-Nevada merged with and into SPI-California in order to effect a reincorporation changing SPI-Nevada’s state of domicile from Nevada to California (the “Reincorporation”). The Reincorporation was duly approved by both SPI-Nevada’s Board of Directors and a majority of SPI-Nevada’s shareholders at its annual meeting of shareholders, which took place on February 7, 2007. On February 15, 2007, the Reincorporation was completed (the “Effective Time”). The Reincorporation into California did not result in any change in SPI-Nevada’s business, management, employees, directors, capitalization, assets or liabilities.

As a result of the Reincorporation, stockholders are not required to exchange their stock certificates for stock certificates of SPI-California as each outstanding share of SPI-Nevada common stock, par value $.0001, were automatically converted into one share, par value $0.0001, of SPI-California common stock. As of the Effective Time, all of SPI-Nevada’s property, rights, privileges, and powers vested in SPI-California, and all of SPI-Nevada’s debts, liabilities and duties became the debts, liabilities and duties of SPI-California. Additionally, the Amended and Restated Articles of Incorporation of SPI-California and the Bylaws of SPI-California, became the governing documents of the Surviving Corporation. The directors and officers of SPI-California immediately prior to the Effective Time of the Reincorporation, continue to be the directors and officers of the Surviving Corporation. This will result in no change, however, as all of the directors and officers of SPI-Nevada were also directors and officers of SPI-California prior to the Reincorporation.

As of the Effective Time, (a) each issued and outstanding option, warrant, convertible security or other right to purchase shares of SPI-Nevada’s common stock, have automatically been converted into an option, warrant, convertible security or other right to purchase shares of common stock of SPI-California, upon the same terms and subject to the same conditions as set forth in the original agreements, documents, certificates or other instruments issued by SPI-Nevada, as applicable, and (b) SPI-California assumed all of SPI-Nevada’s obligations pertaining to options, warrants, convertible securities or other rights to purchase shares of common or preferred stock.

For a description of the terms of the Reincorporation, see the Agreement of Merger which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Section 3 - Securities and Trading Markets

Item 3.03	Material Modifications to Rights of Security Holders.

In connection with the Reincorporation, disclosed under Item 1.01 above, as of February 15, 2007, (a) each outstanding share of SPI-Nevada common stock, par value $.0001, were automatically converted into one share, par value $0.0001, of SPI-California common stock, (b) each issued and outstanding option, warrant, convertible security or other right to purchase shares of SPI-Nevada’s common stock, have automatically been converted into an option, warrant, convertible security or other right to purchase shares of common stock of SPI-California, upon the same terms and subject to the same conditions as set forth in the original agreements, documents, certificates or other instruments issued by SPI-Nevada , as applicable, and (c) all of SPI-Nevada’s obligations under its 2006 Equity Incentive Plan were assumed by SPI-California.

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In addition, as a result of the Reincorporation, holders of SPI-Nevada are now holders of SPI-California and their rights as holders are now governed by the General Corporation Law of the State of California, Amended and Restated Articles of Incorporation of SPI-California, and Bylaws of SPI-California.

For a description of the effects of the Reincorporation, see SPI-Nevada’s Definitive Statement on Schedule 14A filed with the Securities and Exchange Commission on January 22, 2007, and the Amended and Restated Articles of Incorporation, and the Bylaws of the Surviving Corporation, are filed as Exhibits 3.1 and 3.2 hereto.

Section 8 – Other Events

Item 8.01 Other Events

In connection with the completion of the Reincorporation on February 15, 2007 and by operation of Rule 12g-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the common stock of SPI-California is deemed registered under Section 12(g) of the Exchange Act and SPI-California has succeeded to SPI-Nevada’s attributes as the registrant with respect thereto.

Section 9- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No	Exhibit Description

2.1	Agreement of Merger

3.1	Amended and Restated Articles of Incorporation

3.2	Bylaws

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC. a California Corporation

Dated: February 20, 2007	/s/ Alan M. Lefko
Alan M. Lefko
Vice President of Finance and Secretary

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